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                                                                    EXHIBIT 10.7

                        FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is made as of this 10th day of November, 2000, by and among SystemOne Technologies Inc. (f/k/a Mansur Industries Inc.), a Florida corporation (the "Borrower"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II") and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional", collectively with Environmental II, the "Environmental Funds" and collectively with Hanseatic and Environmental II, the "Lenders").

                                    RECITALS

         WHEREAS, on August 7, 2000 (the "Closing Date"), the Borrower and the Lenders executed that certain Loan Agreement (the "Loan Agreement") and in connection therewith the Borrower issued to the Lenders promissory notes in the aggregate principal amount of $2,500,000 (the "Original Notes") and warrants exercisable for in the aggregate 714,286 shares of the Borrower's common stock, $.001 par value (the "Original Warrants");

         WHEREAS, on October 16, 2000, the Borrower executed a promissory note in favor of Hanseatic for the principal sum of $400,000 (the "$400,000 Note"); and

         WHEREAS, the Borrower and the Lenders desire to cancel the Original Notes, Original Warrants and $400,000 Note and amend the Loan Agreement and Loan Documents (as defined in the Loan Agreement) to increase the aggregate principal amount of the Loan (as defined in the Loan Agreement) to $3,300,000 (such amount to include the original $2,500,000 Loan plus the $400,000 advanced by Hanseatic and an additional $400,000 to be advanced by the Environmental Funds to the Borrower), issue new promissory notes in the aggregate principal amount of $3,300,000 (the "New Notes") and new warrants exercisable for an aggregate of 942,858 shares of the Borrower's common stock (the "New Warrants"), all according to the terms of the Loan Agreement as amended by this Amendment;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1. The second recital of the Loan Agreement is hereby amended by deleting the second recital in its entirety and substituting therefor a new second recital to read as follows:

                  WHEREAS, in order to provide funds for the operation and expansion of the Business, the Borrower has requested that the Lenders loan an aggregate amount of $3,300,000 (hereinafter referred to as the "Loan") to the Borrower; and

         2. Article I, Section 1.1 (ix) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1 (ix) in its entirety and substituting therefor a new Article I, Section 1.1 (ix) to read as follows:

                  (ix) The term "CAPITAL INDEBTEDNESS" shall mean indebtedness of the Borrower with respect to money borrowed pursuant to the Loan and Security Agreement dated May 17, 1999 (as amended December 21, 1999 and November 2, 2000, respectively) between the Borrower and Guaranty Business Credit Corporation, as assignee of Capital Business Credit, a division of Capital Factors, Inc.

         3. Article I, Section 1.1(xxvii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1(xxvii) in its entirety and substituting therefor a new Article I, Section 1.1(xxvii) to read as follows:

                  (xxvii) The term "INITIAL WARRANTS" shall mean warrants to purchase an aggregate of 942,858 shares of the Common Stock (allocated among the Lenders as set forth on Annex 1).

         4. Article I, Section 1.1(xxix) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1(xxix) in its entirety and substituting therefor a new Article I, Section 1.1(xxix) to read as follows:

                  (xxix) The term "INITIAL WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise of the Initial Warrants.

         5. Article I, Section 1.1(xxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1(xxxviii) in its entirety and substituting therefor a new Article I, Section 1.1(xxxviii) to read as follows:


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                  (xxxviii) The term "NOTES" shall mean those notes, each in the form attached hereto as Exhibit A dated as of the Closing Date, executed by the Borrower, as the maker, and delivered to each Lender, as payee, in the aggregate principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000), which Notes, collectively, evidence the Loan under this Agreement.

         6. Article I, Section 1.1(xxxxviii) of the Loan Agreement is hereby amended by deleting Article I, Section 1.1(xxxxviii) in its entirety and substituting therefor a new Article I, Section 1.1(xxxxviii) to read as follows:

                  (xxxxviii) The term "SECURITY AGREEMENT" shall mean that certain Security Agreement in the form attached hereto as Exhibit C, dated the Closing Date, and Amended by that certain First Amendment dated November 10, 2000, whereby the Borrower has pledged, assigned, hypothecated, conveyed, transferred, given and granted to the Lenders, and each of them, a continuing pledge, of and security interest in all of the security described therein.

         7. The following new sections are hereby added immediately following
Article I, Section 1.1 (lvii):

                  (lviii) The term "ORIGINAL NOTES" shall mean the Borrower's promissory notes in the aggregate principal amount of $2,500,000 issued pursuant to this Agreement to the Lenders, respectively, on the Closing Date.

                  (lviv) The term "ORIGINAL WARRANT CERTIFICATES" shall mean the Borrower's warrant certificates issued pursuant to this Agreement to the Lenders, respectively, on the Closing Date and evidencing warrants exercisable for 714,286 shares of Common Stock in the aggregate.

                  (lv) The term "SUPPLEMENTAL CLOSING DATE" shall mean November 10, 2000.


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         8. Article II, Section 2.2 of the Loan Agreement is hereby amended by deleting Article II, Section 2.2 in its entirety and substituting therefor a new
Article II, Section 2.2 to read as follows:

                  Section 2.2 NOTES. The obligation of the Borrower to repay all monies advanced by the Lenders, and each of them, to the Borrower in connection with the Loan shall be evidenced by the Notes, each in the form of Exhibit A annexed hereto. On the Supplemental Closing Date, the Borrower shall have duly executed and delivered to each Lender, in substitution for the Original Note held thereby, a Note, which shall
         (i) be dated as of the Closing Date, (ii) be registered in the name of the Lender to whom issued, (iii) have a principal sum equal to the aggregate amounts advanced by such Lender to the Borrower (the dates of each such advance, and the amount of each, to be appropriately inserted therein), which shall be payable in the amounts and on the dates provided for in Section 2.4 hereof and (iv) bear interest at the rates payable on the dates and in the manner provided for in Section 2.3 hereof.

         9. Article II, Section 2.3 of the Loan Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting therefor a new sentence to read as follows:

         Each note shall bear an initial interest rate of twelve percent per annum (12%), to be applied to the principal amount of the Note as set forth therein, for the period from and after the Closing Date through the six-month anniversary of the Closing Date, which shall increase to fourteen percent per annum (14%) for the period from and after the sixth month anniversary of the Closing Date through the nine-month anniversary of the Closing Date, and shall thereafter increase by an additional two percent (2%) per annum at the end of each successive 90-day period (commencing on the nine-month anniversary of the Closing
         Date) until final repayment in full of said Note.

         10. Article II, Section 2.10 of the Loan Agreement is hereby amended by: (a) deleting in its entirety the phrase "issued on the Closing Date"



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contained in the second sentence thereof; and (b) deleting in its entirety the first sentence thereof and substituting therefor a new sentence to read as follows:

                  In connection with the facilities provided hereunder, the Borrower shall, on the Supplemental Closing Date, have issued and delivered to each of the Lenders the number of Initial Warrants set forth opposite the name of such Lender on Annex 1 (hereinafter with respect to all Lenders referred to as the "Initial Warrant Shares"), evidenced by an Initial Warrant Certificate dated the Closing Date, registered in the name of such Lender, executed and delivered to such Lender in substitution for the Original Warrant Certificate held thereby.

         11. Article IV, Section 4.4(a) of the Loan Agreement is hereby amended by deleting Article IV, Section 4.4(a) in its entirety and substituting therefor a new Article IV, Section 4.4(a) to read as follows:

                           Section 4.4 CAPITALIZATION. (a) The authorized capital stock of the Borrower consists of (i) 25,000,000 shares of Common Stock and (ii) 1,500,000 shares of preferred stock, of which (A) 150,000 shares have been designated Series B Convertible Preferred Stock, (B) 150,000 shares have been designated Series C Convertible Preferred Stock and
                           (C) 150,000 shares have been designated Series D Convertible Preferred Stock. As of the date hereof and at the Supplemental Closing Date, 4,742,923 shares of Common Stock are and will be issued and outstanding, 55,311 shares of Series B Convertible Preferred Stock are and will be issued and outstanding, 73,784 shares of Series C Convertible Preferred Stock are and will be issued and outstanding and 20,265 shares of Series D Convertible Preferred Stock will be issued and outstanding, respectively. All of the outstanding shares of the



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                           capital stock of the Borrower are validly issued,
                           fully paid and non-assessable. As of the Supplemental Closing Date, the following additional securities are and will be issued and outstanding: (i) options to purchase an aggregate of 627,335 shares of Common Stock, (ii) warrants to purchase 1,639,286 shares of Common Stock, including the Initial Warrants issued pursuant to the terms of this Agreement and anti-dilution adjustments in the warrants issued in connection with the Series D Preferred Stock arising from consummation of the transactions hereunder and
                           (iii) subordinated debentures convertible into an aggregate of 1,085,094 shares of Common Stock. There are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Borrower, or contracts, commitments, understandings or arrangements by which the Borrower is or may become bound to issue additional shares of capital stock of the Borrower or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Borrower (except as contemplated by this Agreement). No event has occurred prior to the date hereof which, subsequent to the date hereof, will cause any adjustment in any conversion or exercise price or ratio with respect to any such securities pursuant to any anti-dilution provisions thereunder, nor as a result of any such event, will the number of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment. No such



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                           conversion or exercise price or ratio will be subject
                           to adjustment as a consequence of the consummation of the transactions contemplated by this Agreement, nor, as a consequence of such consummation, will the numbers of shares of capital stock issuable upon such conversion or such exercise, as the case may be, be subject to adjustment, except that as a consequence of consummation of the transaction hereunder the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock, and the warrants issued in connection with the Series D Preferred Stock, will be adjusted as herein set forth.

         12. Article IV, Section 4.14 of the Loan Agreement is hereby amended by deleting Article IV, Section 4.14 in its entirety and substituting therefor a new Article IV, Section 4.14 to read as follows:

                  Section 4.14 NO MATERIAL ADVERSE CHANGE. Since June 30, 2000, the date through which the most recent quarterly report of the Borrower on Form 10-QSB has been prepared and filed with the Commission, a copy of which is included in the SEC Documents, no event which had or is likely to have a Material Adverse Effect has occurred or exists with respect to the Borrower.

         13. Article IV, Section 4.15 of the Loan Agreement is hereby amended by deleting Article IV, Section 4.15 in its entirety and substituting therefor a new Article IV, Section 4.15 to read as follows:

                  Section 4.15 NO UNDISCLOSED LIABILITIES. The Borrower does not have any liabilities or obligations not disclosed in the SEC Documents other than those liabilities incurred in the ordinary course of its business since June 30, 2000 or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Borrower.

         14. Article VIII, Section 8.2 of the Loan Agreement is hereby amended by deleting each reference therein to the "Closing Date" and substituting therefor a reference to the "Supplemental Closing Date".

         15. Article IX, Section 9.12 of the Loan Agreement is hereby amended by



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deleting Article IX, Section 9.12 in its entirety and substituting therefor a new Article IX, Section 9.12 to read as follows:

                  SECTION 9.12 SUBORDINATION. THE RIGHTS AND REMEDIES OF THE LENDERS HEREUNDER ARE SUBJECT AND SUBORDINATED TO THE TERMS AND PROVISIONS OF THOSE CERTAIN SUBORDINATION AGREEMENTS, EACH DATED AUGUST 7, 2000 ENTERED INTO BY THE LENDERS, RESPECTIVELY, WITH CAPITAL BUSINESS CREDIT, A DIVISION OF CAPITAL FACTORS, INC., AND THOSE CERTAIN REAFFIRMATION OF SUBORDINATION AGREEMENTS, DATED NOVEMBER 2, 2000 AND NOVEMBER 10, 2000, RESPECTIVELY, ENTERED INTO WITH GUARANTY BUSINESS CREDIT AS ASSIGNEE OF SAID SENIOR CREDITOR.

         16. Annex 1 to the Loan Agreement is hereby amended by deleting Annex 1 in its entirety and substituting therefor a new Annex 1 to read as follows:


                                                                     PROPORTIONATE AMOUNT    ALLOCATION OF INITIAL
LENDER                                        PROPORTIONATE SHARE          OF LOAN                 WARRANTS
- ------                                        -------------------    --------------------    ---------------------

Hanseatic Americas LDC                                50%                    $1,650,000              471,429
450 Park Avenue, Suite 2302
New York, New York 10022

Environmental Opportunities Fund II, L.P.             10.7%                  $  353,100              100,886
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas 77002

Environmental Opportunities Fund II                   39.3%                  $1,296,900              370,543
(Institutional), L.P.
c/o Sanders Morris Harris
3100 Chase Tower
600 Travis Street, Suite 3100
Houston, Texas 77002


         17. Exhibit A to the Loan Agreement is hereby deleted in its entirety and Exhibit A annexed hereto is hereby substituted therefor. Schedule 4.12 to the Loan Agreement is hereby supplemented by the Supplement to Schedule 4.12 annexed hereto.


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         18. Except as specifically amended hereby, the Loan Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

         19. Contemporaneously with the execution of this Amendment, Lenders shall deliver the Original Notes, $400,000 Note and Original Warrants to the Borrower. Contemporaneously with the execution of this Amendment, the Borrower shall (i) cancel the Original Notes, $400,000 Note and Original Warrants and
(ii) deliver the New Notes and New Warrants to the Lenders, in the form required by the Loan Agreement, as amended hereby and acceptable to the Lenders.

         20. Contemporaneously herewith, the parties hereto shall execute and deliver an Amendment to the Security Agreement in the form of Exhibit B annexed hereto.

         21. The Borrower hereby certifies to the Lenders that the representations and warranties made in Article IV of the Loan Agreement, as amended hereby, are true and correct in all material respects at and as of the date first-above written with the same effect as though all such representations and warranties were made at and as of such date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the date first-above written, as the case may be, and except for changes therein contemplated or permitted by the Loan Agreement, as amended hereby).

         22. The Borrower herewith delivers to each of the Lenders:

         (a) an opinion of Greenberg Traurig, P.A. counsel to the Borrower, dated as of the date first-above written, in form satisfactory to the Required Lenders (as defined in the Loan Agreement) and their respective counsel, appropriately updating the opinion of said counsel delivered on the Closing Date to the date hereof;

         (b) a certificate of the Secretary or an Assistant Secretary of the Borrower stating: (i) that attached thereto is a true and complete copy of the text of the corporate resolutions adopted by the Board of Directors of the Borrower authorizing the transactions contemplated by this Amendment and designating the officers who are authorized to execute this Amendment, the New Notes and the New Warrants; (ii) that none of the certificate of incorporation and by-laws of the Borrower



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         has been modified since the Closing Date and all are in full force and effect; (iii) that the individual signing this Amendment is a duly elected officer of the Borrower; and (iv) that set forth thereon is a true specimen of the signature of each officer of the Borrower who is authorized to execute the New Notes and the New Warrants; and containing a certification by another officer of the Borrower as to the incumbency and signature of the Secretary or Assistant Secretary executing such certificate; and

         (c) such additional financing statements, or amendments thereto, as shall be requested by the Lenders in order to perfect the interests granted under the Security Agreement, as amended hereby.

         23. The Borrower shall promptly pay, or reimburse the Lenders, and each of them, on demand for, all out-of-pocket fees and expenses incurred by them, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders, in connection with the negotiation, preparation, execution, and delivery of this Amendment and any other instruments or documents required hereunder.

         24. This Amendment shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

         25. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By:
   -----------------------------------------


LENDERS

HANSEATIC AMERICAS LDC

By: Hansabel Partners LLC

By: Hanseatic Corporation

By:
   -----------------------------------------
     Paul A. Biddelman
     President

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
General Partner

By:
   -----------------------------------------
     Bruce McMaken
     Manager






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